UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Employment Agreement with Mr. Daniel Foley

On January 15, 2007, Rancher Energy Corp., a Nevada corporation (the “Company”), entered into an employment agreement dated as of January 12, 2007 (the “Employment Agreement”) with Mr. Daniel Foley, age 52, to become the Company’s Chief Financial Officer. Since 2003, Mr. Foley was Treasurer & Acting CFO of Aspect Energy, Denver, Colorado, where he was responsible for all financial functions and information technology. From 2001 to 2002, Mr. Foley was Senior Vice President--Corporate Finance at Mission Resources Corporation, Houston, Texas, where he was responsible for corporate activities in financial markets, corporate mergers & acquisitions, and other financial functions. From 1998 to 2001, Mr. Foley was Director--Global Energy Corporate Finance at Arthur Andersen LLP, Houston, Texas, where he led professional corporate finance teams for companies in the energy sector. From 1987 to 1998, Mr. Foley was Vice President--International Finance (1998), Vice President and Group Manager--Capital and Planning (1996-1998), and Manager, Director, Senior Associate--Planning & Analysis (1987-1996) at United Meridian Corp./Ocean Energy, Inc., Houston, Texas, where he managed debt and equity financing and risk assessment for the company's domestic and international operations, as well as managing strategic planning at the corporate level, including the analysis and execution of mergers and acquisitions. From 1984 to 1987, Mr. Foley held financial positions in upstream operations and downstream and crude trading functions at Chevron Corporation, San Francisco, California, and New Orleans, Louisiana. From 1978 to 1982, Mr. Foley worked in engineering management and field engineering at Shell Oil Company in Houston, Texas, and Denver, Colorado. Mr. Foley received an M.B.A in Finance with distinction from The Wharton School at the University of Pennsylvania, Philadelphia, Pennsylvania (1983), and a B.S. & Masters Degree in Civil Engineering from Rice University, Houston, Texas (1976 & 1978).

Under the Employment Agreement, Mr. Foley will receive a base salary of $180,000 and a year end bonus to be determined by the Company’s Board of Directors (the “Board”), in its absolute discretion, and will be granted an option pursuant to the Company’s 2006 Stock Incentive Plan, effective upon the approval of the option and exercise price by the Board. The option, which is conditioned upon the Company’s receipt of stockholder approval to increase the shares of common stock the Company is authorized to issue, will grant Mr. Foley the right to purchase up to 1,000,000 shares of the Company’s common stock at a price equal to the fair market value of the Company’s common stock on the date of grant. The option will vest ratably over a three-year period from the date of grant, and will be exercisable for a term of five years, subject to early termination of Mr. Foley’s employment with the Company. In addition, Mr. Foley is entitled to the coverage or benefits under any and all employee benefit plans maintained by the Company.

The foregoing is qualified in its entirety by reference to the Employment Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
Compensatory Arrangement of Certain Officers.

On January 15, 2007, the Company appointed Mr. Daniel Foley as the Company’s Chief Financial Officer. Item 1.01 to this Current Report on Form 8-K describes the terms of Mr. Foley’s employment, as well as Mr. Foley’s professional and educational background.

Item 7.02	Regulation FD Disclosures

On January 16, 2007, the Company issued a press release entitled “Rancher Energy Appoints CFO.” The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated as of January 12, 2007, by and between Rancher Energy Corp. and Mr. Daniel Foley

Exhibit 99.1	January 16, 2007 Press Release entitled “Rancher Energy Appoints CFO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:    /s/ John Works
       Name:    John Works
         Title:    President, Principal Executive Officer
                      and Principal Financial Officer

Dated: January 16, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated as of January 12, 2007, by and between Rancher Energy Corp. and Mr. Daniel Foley

Exhibit 99.1	January 16, 2007 Press Release entitled “Rancher Energy Appoints CFO.”